Exhibit 99.2

Press Release

Exar Signs Definitive Agreement to Sell its iML Subsidiary for $136 Million, Net of Cash

Fremont, CA – June 2, 2016 - Exar Corporation (NYSE: EXAR) a leading supplier of analog mixed-signal semiconductor components and system solutions serving the industrial, high-end consumer and infrastructure markets, today announced that it has entered into a definitive agreement to sell its Integrated Memory Logic Limited (iML) subsidiary to Beijing E-Town Chipone Technology Co., Ltd. (“E-Town Chipone”), a consortium comprised of Beijing-based IC design and solutions manufacturer Chipone Technology Co., Ltd (“Chipone”) and its financial partner Beijing E-Town International Investment & Development Co., Ltd. (“E-Town Capital”). Exar’s iML is a leading provider of power management and color calibration solutions for the flat-panel display and LED lighting markets. The purchase price for the transaction is $136 million, net of cash acquired.

“We are pleased to have entered into this agreement with E-Town Chipone, which we believe represents significant value creation for our stockholders, facilitates continued innovation for our display customers, and presents a unique opportunity for our iML employees to join with E-Town Chipone to create critical mass and become a market leader,” said Ryan A. Benton, Exar Chief Executive Officer. “This transaction is yet another major step forward in our larger strategy to focus on our core competencies, maximize Exar's operating cash and redeploy assets toward our fundamental goal of increasing shareholder value.”

Jinfang “Frank” Zhang of Chipone, Chairman & Chief Executive Officer added, “The acquisition of iML brings a world-class design team, highly differentiated analog mixed-signal and power management products to Chipone’s portfolio, and expands our exposure to world-class customers. Combining the expertise and resources of both companies will accelerate our delivery of innovative and differentiated products, and is representative of Chipone's strategic commitment to being the market leading IC solution provider serving the Display market.”

Yongzhong Lu, E-town Capital’s Chairman, added, “iML’s business is highly complementary to Chipone’s current business. With the addition of iML’s products and technology, Chipone will provide total IC solutions to flat panel display players. E-town Capital’s investment in this venture is a win-win one and we believe we can get good return from the investment and promote the expansion of high-tech industry in E-town area. Chipone is positioned to become a leader with the addition of iML’s technology and we will continue to support the new Chipone’s growth.”

Richard L. Leza, Exar’s Executive Chairman, added, “This transaction is a fantastic conclusion of Exar’s Board reviewing strategic alternatives and analyzing long-term risk. After evaluating several options, we are pleased to have entered into this agreement with E-Town Chipone. We strongly believe this represents significant value creation for our stockholders. Exar will now dedicate all of our energy and focus on delivering our core analog and mixed-signal products and advanced technology new products, where we have favorable market positioning.”

Cowen and Company, LLC served as financial advisor and Pillsbury Winthrop Shaw Pittman LLP served as legal counsel to Exar. Needham and Company, LLC served as financial advisor and Fenwick & West LLP and DeHeng Law Offices served as legal counsel to E-Town Chipone on the transaction.

The transaction is subject to regulatory approvals. Exar Corporation’s Board of Directors has unanimously approved the transaction. The consideration of $136 million is to be paid in cash at closing, less $5 million to be held in escrow subject to customary adjustments after closing. The transaction is currently expected to close by the end of the calendar year. The Company noted that it expects to have a transition services agreement in place to support E-Town Chipone for a period of approximately one year.

Exar will file with the U.S. Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K announcing the transaction. All parties seeking additional details regarding the transaction are urged to review these documents when available at the SEC's website http://www.sec.gov.

Fiscal Year 2017 First Quarter Non-GAAP Outlook

After reflecting iML as a discontinued operation, Exar anticipates net sales in the first quarter of fiscal 2017 to be in the range of $26.1 million to $27.1 million, up 3% to 7%, sequentially; operating income in the range of $2.8 million to $4.3 million; and adjusted net income per diluted share in the range of $0.06 to $0.09. This first quarter guidance is consistent with previously disclosed estimates after reflecting iML as a discontinued operation. The table at the end of the press release details the Company’s recently reported financial results for the third and fourth quarters of fiscal 2016, respectively, and Exar’s Non-GAAP unaudited pro-forma results (without the iML subsidiary).

Conference Call/Webcast and Presentation

Exar will hold a conference call for financial analysts and investors on Friday June 3, 2016 at 1:00 p.m. EDT (10:00 a.m. PDT). To access the conference call, please dial (918) 534-8424 or (844) 359-0802. The passcode for the live call is 22848294. In addition, a live webcast will be available on Exar's Investor webpage. An archive of the conference call webcast will be available on Exar's Investor webpage after the call’s conclusion.

Exar is providing a copy of a presentation in conjunction with the conference call. The presentation is offered to provide stockholders and analysts with additional time and detail for analyzing the transaction in advance of the Company’s conference call. In addition, the Company urges investors to review in detail the latest Form 10-K, Form 10-Q and Form 8-K. The presentation will be available at Exar’s Investor webpage in conjunction with the press release.

About Exar

Exar Corporation designs, develops and markets high performance integrated circuits and system solutions for the industrial, high-end consumer and infrastructure markets. Exar’s broad product portfolio includes analog, display, LED lighting, mixed-signal, power management, connectivity, data management and video processing solutions. Exar has locations worldwide providing real-time customer support.

For more information, visit http://www.exar.com.

About E-Town Capital

E-Town Capital is a private equity fund based in Beijing, focusing on investments in the high-tech industry.

About Chipone

Chipone is a leading IC design and solutions company, which focuses on high-end power management circuits and a wide of array of display-related IC designs.

Forward-Looking Statements:

This press release and matters discussed on the conference call contain forward-looking statements based on current expectations of Exar Corporation within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. The words “expect,” “will,” “should,” “would,” “anticipate,” “project,” “outlook,” “believe,” “intend,” and similar phrases as they relate to future events are intended to identify such forward-looking statements. In particular, the statements regarding confidence in increasing shareholder value or the closing of this transaction are forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The forward-looking statements are subject to certain risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed herein. For a discussion of these risks and uncertainties, the Company urges investors to review in detail the risks and uncertainties and other factors described in its Securities and Exchange Commission (SEC) filings, including, but not limited to, the “Risk Factors”, “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Exar’s public reports filed with the SEC, including its periodic reports on Form 10-K and Form 10-Q, which are on file with the SEC and available on Exar’s Investor webpage and on the SEC website at www.sec.gov. All forward-looking statements are qualified in their entirety by this cautionary statement, and Exar undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

Investor Relations Contacts:	Press Contacts:
Keith Tainsky, CFO	Andrea Vedanayagam
Phone: (510) 668-7201	Veda Communications
Email: investorrelations@exar.com	510-668-7186
press@exar.com
Laura Guerrant-Oiye, Investor Relations
Guerrant Associates	Bob Jones/Derek Rye
Phone: (510) 668-7201	North America: 408-786-5151
Email: laura.guerrant@exar.com	Europe: +44 1225 470000
exar@publitek.com

– Tables follow –

Exar Corporation’s Previously Reported Financial Results

	Q4FY16		Q3FY16
	(Mar-16)		(Dec-15)
	GAAP	Non-GAAP (unaudited)	GAAP	Non-GAAP (unaudited)
Revenue	$36.8M	$36.8M	$37.4M	$37.4M
Gross Margin %	40.2%	47.6%	39.2%	46.1%
Operating Expenses	$16.9M	$13.6M	$21.5M	$13.7M
Operating Income	$(2.1M)	$3.9M	$(6.9M)	$3.5M
Earnings Per Share Fully-Diluted (Basic)	($0.04)	$0.08	($0.15)	$0.07

Exar Corporation’s Non-GAAP Pro-Forma Results (without the iML Subsidiary)

(Preliminary and Unaudited)

	Q4FY16 (Mar-16)	Q3FY16 (Dec-15)
Revenue	$25.3M	$25.3M
Gross Margin %	49.9%	46.1%
Operating Expenses	$11.0M	$10.6M
Operating Income	$1.6M	$1.0M
EPS (fully diluted)	$0.03	$0.02

The Company’s non-GAAP measures exclude charges related to stock-based compensation, amortization of acquired intangible assets and inventory step-up, impairment charges, technology licenses, restructuring charges and exit costs which include costs for personnel whose positions have been eliminated as part of a restructuring or are in the process of being eliminated, accruals for and proceeds received from dispute resolutions and patent litigation, merger and acquisition and related integration costs, certain income tax benefits and credits, certain warranty charges, net change in the fair value of contingent consideration, the write-down of deferred revenue under business combination accounting, and related income tax effects on certain excluded items. The Company excludes these items primarily because they are significant special expense and gain estimates, which management separates for consideration when evaluating and managing business operations. The Company’s management uses non-GAAP net income and non-GAAP earnings per share to evaluate its current operating results and financial results and to compare them against historical financial results. Management believes these non-GAAP measures are useful to investors because they are frequently used by securities analysts, investors and other interested parties in evaluating the Company and provides further clarity on its profitability.

In addition, the Company believes that providing investors with these non-GAAP measurements enhances their ability to compare the Company’s business against that of its many competitors who employ and disclose similar non-GAAP measures.  However, the manner in which we calculate these non-GAAP financial measures may be different from non-GAAP methods of accounting and reporting used by the Company’s competitors to the extent their non-GAAP measures include or exclude other items.  The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures may not reflect the full economic impact of Exar’s activities. Accordingly, investors are cautioned not to place undue reliance on non-GAAP information. The presentation of this additional information should not be considered a substitute for net income or net income per diluted share or other measures prepared in accordance with GAAP.

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